certification

Kevin E. Wolf, President, and Erik Naviloff, Treasurer of Northern Lights Fund Trust II (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended May 31, 2017 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President/Principal Executive Officer                     Treasurer/Principal Financial Officer

Northern Lights Fund Trust II                           Northern Lights Fund Trust II

//s/ Kevin E. Wolf                                           /s/ Erik Naviloff

Kevin E. Wolf                                                Erik Naviloff

Date: 7/27/17                                                Date: 7/27/17

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Northern Lights Fund Trust II and will be retained by the Northern Lights Fund Trust II and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.